UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 852-6604
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities
On April 12, 2018, Carvana Group, LLC (the “Buyer”), a subsidiary of Carvana Co. (the “Company”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with the stockholders of Car360, Inc., a Delaware corporation (the “Sellers”) and, solely with respect to certain sections specified therein, the Company. Pursuant to the Purchase Agreement, the Buyer agreed to acquire one hundred percent (100%) of the stock and other ownership interests of the Sellers (the “Acquisition”). Carvana, LLC, a subsidiary of the Buyer, will retain Car360, Inc.’s entire workforce of 16 employees. In connection with the Acquisition, the Buyer paid approximately $6.7 million in cash, subject to certain post-closing adjustments based on expenses and working capital, and issued 930,047 new class A common units (the “Buyer Units”), which are exchangeable pursuant to the Company’s Exchange Agreement into 744,037 shares of class A common stock of the Company. The Buyer Units have an aggregate value for purposes of the Purchase Agreement of approximately $15.2 million (the “Unit Aggregate Value”). The Unit Aggregate Value was based on a sixty-day trailing average price of a share of the Company’s class A common stock for the sixty trading days immediately preceding the closing date of the Acquisition. The Acquisition closed on April 12, 2018.
The issuance of the Buyer Units under the Purchase Agreement will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Rule 506(b) and Section 4(a)(2) thereof and the regulations promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Seller.
Item 7.01 Regulation FD Disclosure
On April 17, 2018, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit

Exhibit No.	Description
99.1	Press Release issued by Carvana Co., dated April 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 17, 2018	CARVANA CO.

		By:	/s/ Mark Jenkins
		Name:	Mark Jenkins
		Title:	Chief Financial Officer